Exhibit 10.20

SECOND AMENDMENT TO AGREEMENT OF LEASE

THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made as of July 19, 2012, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”) and SYNERGETICS USA, INC., a Delaware corporation (“Tenant”).

BACKGROUND

A.    Landlord and Valley Forge Scientific Corp., predecessor in interest to Tenant, entered into a Lease Agreement dated May 3, 2005, as amended by an Amendment to Agreement of Lease dated March 26, 2009 (the “Lease”), with respect to Suite 110 at 3600 Horizon Drive, Upper Merion Township, Renaissance Corporate Park, Montgomery County, Pennsylvania, consisting of approximately 13,625 rentable square feet as more fully described in the Lease.

B.    The Expiration Date of the Lease is October 31, 2012.  Landlord and Tenant desire to extend the Term of the Lease to October 31, 2015.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

1.   Term.  The Term is hereby extended for an additional three (3) years.  Accordingly, Section 1(c) defining “TERM” is amended by deleting the reference to “seventy-two (72) months” and inserting “One hundred eight (108) months” in its place, and the Expiration Date of the Lease shall be October 31, 2015.

2.   Minimum Annual Rent.  The following schedule sets forth “MINIMUM ANNUAL RENT” for periods beginning November 1, 2012, is added to Section 1(d)(i).

Lease Period	Rate/Sq. Ft.	Annual	Monthly Installment

11/1/12 – 10/31/13	$9.10	$123,987.50	$10,332.29
11/1/13 – 10/31/14	$9.60	$130,800.00	$10,900.00
11/1/14 – 10/31/15	$10.10	$137,612.50	$11,467.71

3.   Payment of Expenses.  Tenant shall continue to pay Annual Operating Expenses and monthly installments on account of estimated Annual Operating Expenses based on Tenant’s Proportionate Share, which shall be subject to reconciliation and adjustment as provided in Section 7 of the Lease.  Tenant shall continue to be responsible to pay its utilities charges, which are billed separately and directly to Tenant.

4.   “As-Is”.  The condition of the Premises shall be “as is”, and Landlord shall have no obligation through the Premises further as a condition of this Amendment.

5.   Broker.  Tenant represents and warrants to Landlord that no broker is entitled to a commission through Tenant with respect to this Amendment.  Tenant shall indemnify and hold Landlord harmless from a breach of this representation and warranty.

6.   Confession of Judgment.  Tenant herby agrees to the Confession of Judgment provision as set forth in Section 29 of the Lease, restated as follows:

(a)           When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired after notice and failure to cure as provided in this Lease, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.  If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

(b)           If Tenant shall default in the payment of the Rent due hereunder, after notice and failure to cure as provided in this Lease, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all sums due hereunder plus interest, costs and an attorney’s collection commission equal to the greater of 10% of all such sums of $1,000, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.  TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING.  ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECTUION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON AFTER NOTICE TO TENANT AS PROVIDED BY LAW.  PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT.  IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION.  Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the said rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this Lease and during any extended or renewal of this Lease and after the expiration of any extended or renewal term of this Lease.  Notwithstanding the entry of judgment including a percentage attorney’s commission as stated above, if Tenant tenders payment in full of the principal indebtedness, interest, cost and all other amounts included in the judgment amount (other than the percentage attorney’s commission), plus an amount equal to the actual attorney’s fees incurred by the Landlord in enforcing its rights under this lease, Landlord shall satisfy such judgment.

(c)           The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.  Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

(d)           PROVIDED THAT TENANT HAS RECEIVED NOTICE OF DEFAULT AND HAS FAILED TO CURE SAME AS PERMITTED INT HIS LEASE, TENANT KNOWINGLY AND EXPRESSLY WAIVED THE RIGHT TO RECEIVE ANY FURTHER NOTICE TO QUIT UNDER THE PENNSYLVANIA LANDLORD TENANT ACT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.

7.   Full Force and Effect.  Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

INWITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:
LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, Sole General Partner
By:	/s/ James J. Mazzarelli, Jr.
James J. Mazzarelli, Jr.
Senior Vice President / Regional Director

TENANT:
SYNERGETICS USA, INC.
By:	/s/ Jerry Malis
Name:	J. Malis
Title:	Executive Vice President, CSO